UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 20, 2014, AAON, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their respective successors are elected and qualified; (ii) approved an amendment to the Articles of Incorporation of the Company to increase its total authorized shares of common stock from 50 million to 100 million shares; (iii) approved an amendment to the Long-Term Incentive Plan (the "Plan") to increase the number of shares of common stock issuable under the Plan by 500 thousand shares; (iv) approved, on an advisory basis, the compensation of the Company's named executive officers; (v) approved, on an advisory basis, the frequency of future advisory votes on executive compensation once every three years. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees:	Votes for	Votes Against	Abstentions	Broker Non-Votes
Jack E. Short	31,904,324	342,004	226,570	2,866,206
Jerry R. Levine	22,149,849	10,061,994	261,055	2,866,206

(ii) The voting results with respect to the approval of an amendment to the Articles of Incorporation of the Company to increase its total authorized shares of common stock from 50 million to 100 million shares were as follows:

Votes for	Votes Against	Abstentions	Broker Non-Votes
32,399,902	2,861,491	77,711	—

(iii) The voting results with respect to the approval of an amendment to the Long-Term Incentive Plan to increase the number of shares of common stock issuable under the Plan by 500 thousand shares were as follows:

Votes for	Votes Against	Abstentions	Broker Non-Votes
31,697,151	684,280	91,467	2,866,206

(iv) The voting results with respect to the approval, on an advisory basis, of the compensation of the Company's named executive officers were as follows:

Votes for	Votes Against	Abstentions	Broker Non-Votes
31,776,648	613,636	82,614	2,866,206

(v) The voting results with respect to the approval, on an advisory basis, the frequency of future advisory votes on executive compensation every three years were as follows:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions	Broker Non-Votes
12,011,685	2,183,096	16,574,197	1,703,920	2,866,206

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 21, 2014	By:	/s/ John B. Johnson, Jr.
John B. Johnson, Jr., Secretary